                                                                      EXHIBIT 99

                       [LETTERHEAD OF G&L REALTY CORP.]

--------------------------------------------------------------------------------
                                     NEWS
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RELEASE:                                            CONTACT:
Immediate                                         Michael Gordon 310-273-9930
                                                  E-mail: glrealty@glrealty.com
                                                          ---------------------


                G&L REALTY CORP. REPORTS THIRD QUARTER RESULTS
                ----------------------------------------------


     BEVERLY HILLS, CA, October 26, 1999 - G&L Realty Corp. (NYSE:GLR) today reported financial results for its third quarter ended September 30, 1999, including a non-cash write-down of $6.4 million, or $1.42 per share. The write-down represents an impairment in the value of the six medical office buildings located in New Jersey that had been leased to health-care provider Pinnacle Health Enterprises, LLC, a subsidiary of PHP Healthcare Corporation. The write-down reduced the company's third-quarter funds from operations (FFO) to a negative $5.6 million, or $1.25 per share. In the third quarter of 1998, G&L reported FFO of $1.8 million, or $0.40 per share. Excluding the write-down, the company said its third-quarter FFO would have totaled $0.8 million, or $0.17 per share. Per share amounts for all periods reported in this release are presented on a diluted basis.

     G&L has been in default on a mortgage secured by the six New Jersey medical office buildings since May 1999. On September 10, 1999, the Superior Court of New Jersey, Chancery Division for Bergen County appointed a receiver for the buildings. A hearing is scheduled for November 15, 1999 in the Superior Court for a summary judgment motion. G&L believes it is probable that the Superior Court will transfer title to the buildings to the lender. In anticipation of this event, the company has written down the value of these buildings.

     "We regret the outcome of the foreclosure proceedings now moving forward in New Jersey," said Daniel M. Gottlieb, G&L's chairman and co-CEO, "but it has become apparent to us that this is the most prudent action we can take on behalf of our stockholders." "The write-down we've recorded this quarter brings an end to the issue," he added.

     G&L is currently in the middle of a tender offer for 1.0 million shares and the write down will not affect the price per share of the offer.

     The company also reported that Hoag Memorial Hospital Presbyterian, the current tenant of a 33,000 square-foot medical office building constructed by G&L this year, has exercised its option to acquire the building. Under terms of the option, Hoag will pay $9.6 million for the building, located in the Aliso Viejo suburb of Orange County. When the transaction is completed, G&L expects to recognize a gain of $2.0 million to $2.5 million. The building is currently secured by a $5.5 million loan, which will be repaid with proceeds from the sale. G&L said a sales transaction will be completed during January 2000.

     G&L also said that it has recently completed a $4.2 million, three-year term loan, at an annual interest rate of LIBOR plus 3.4%, secured by a 23,000 square-foot medical office building the company is constructing in Aliso Viejo. The building, which is approximately 75% pre-leased, is scheduled to be completed in the first quarter of 2000. G&L plans to use part of the proceeds from the loan to repay an outstanding $2.2 million loan from the Craig Corp., whose president is a director of G&L Realty Corp. The loan from the Craig Corp. was made in May 1999, and reported in G&L's 2nd quarter, 1999 10-Q.

     Founded in 1976, G&L Realty Corporation is a growth-oriented health care real estate investment trust with two major areas of operation: the Medical Office Building Division, which owns, develops and manages high-quality, strategically located properties, primarily in Southern California; and the Senior Care Division, which owns and finances health care facilities throughout the United States.

     This press release contains certain forward-looking statements within the meaning of the federal securities laws. A number of factors could cause G&L Realty's actual operating performance or financial results to differ materially from those anticipated. These include changes in the general economy, the supply of and demand for health care related real estate in G&L's markets, the operating success of tenants and borrowers, increases in construction costs, construction delays, the availability of financing, the receipt of any governmental approvals required for development, potential environmental liabilities, and other factors affecting the condition of properties being acquired, and other risks described from time to time in G&L Realty's reports filed with the Securities and Exchange Commission.


                                    #######

                               G&L Realty Corp.
                            Corporate Headquarters:
           439 North Bedford Drive, Beverly Hills, California 90210
                      Tel:310-273-9930  Fax:310-248-2222

                               G&L REALTY CORP.
                             FINANCIAL HIGHLIGHTS
                     (in thousands, except per share data)



                                                                                       For the three months     For the nine months
                                                                                        Ended September 30,     Ended September 30,
                                                                                       --------------------     -------------------
Operating Results                                                                        1999        1998        1999       1998
                                                                                         ----        ----        ----       ----
===================================================================================================================================
Funds from operations:

Net income                                                                               $(4,250)    $ 2,434     $(1,184)   $ 7,397

Minority interest in Operating Partnership                                                  (986)         78      (1,072)       221
Real estate related depreciation and amortization
                                                                                           1,370       1,099       3,888      3,100
Depreciation from unconsolidated affiliates                                                   47          39         147         52
Adjustment for minority interest in consolidated affiliates
                                                                                             (14)        (19)        (64)       (42)
Dividends on preferred stock                                                              (1,803)     (1,803)     (5,409)    (5,578)
                                                                                         -------     -------     -------    -------
Operating Partnership
          Funds from Operations                                                          $(5,636)    $ 1,828     $(3,694)   $ 5,150
                                                                                         =======     =======     =======    =======

FFO per share and unit                                                                   $ (1.25)    $  0.40     $ (0.81)   $  1.11
                                                                                         =======     =======     =======    =======
Weighted averages shares outstanding (1)                                                   4,523       4,623       4,571      4,660
                                                                                         =======     =======     =======    =======
===================================================================================================================================
Revenues:
  Rents, reimbursements and parking                                                      $ 7,885     $ 6,983     $23,009    $20,049
  Interest, loan fees and related income                                                     833       1,095       2,128      3,418
  Other                                                                                       65          33         355        204
                                                                                         -------     -------     -------    -------
       Total revenues                                                                      8,783       8,111      25,492     23,671
                                                                                         -------     -------     -------    -------
Expenses:
  Property operations                                                                      1,951       1,628       5,617      4,545
  Depreciation and amortization                                                            1,473       1,213       4,208      3,356
  Interest                                                                                 3,315       2,210       8,827      6,219
  General and administrative                                                                 857         545       2,314      1,968
  Impairment of long-lived assets                                                          6,400         ---       6,400        ---
                                                                                         -------     -------     -------    -------
       Total expenses                                                                     13,996       5,596      27,366     16,088
                                                                                         -------     -------     -------    -------
(Loss) income from operations                                                             (5,213)      2,515      (1,874)     7,583

Equity in earnings of unconsolidated affiliate                                                23          43        (247)       196
Minority interest in consolidated affiliates                                                 (46)        (46)       (135)      (161)
Minority interest in Operating Partnership                                                   986         (78)      1,072       (221)
                                                                                         -------     -------     -------    -------
Net (loss) income                                                                        $(4,250)    $ 2,434     $(1,184)   $ 7,397
                                                                                         =======     =======     =======    =======
Per Share data:
  Basic                                                                                  $ (1.56)    $  0.15     $ (1.68)   $  0.48
  Fully diluted                                                                          $ (1.56)    $  0.15     $ (1.68)   $  0.48
Weighted average outstanding shares:
  Basic                                                                                    3,889       4,090       3,934      4,112
  Fully Diluted                                                                            3,898       4,125       3,946      4,162

(1) Assumes all outstanding operating partnership units have been converted to common stock.

                                     ####


                               G&L Realty Corp.
                            Corporate Headquarters:
           439 North Bedford Drive, Beverly Hills, California 90210
                      Tel:310-273-993-  Fax:310-248-2222